Exhibit 1.1
EXECUTION COPY
ALLIED WASTE INDUSTRIES, INC.
32,764,897 Shares
Common Stock
($0.01 Par Value)
UNDERWRITING AGREEMENT
May 7, 2007

UNDERWRITING AGREEMENT
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
          Apollo Investment Fund III, L.P., Apollo Investment Fund IV, L.P., Apollo Overseas Partners III, L.P., Apollo Overseas Partners IV, L.P., Apollo (U.K.) Partners III, L.P., AIF III/AWI/RR LLC and Apollo/AW LLC (each, a “Selling Stockholder” and together, the “Selling Stockholders”) propose to sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 32,764,897 shares (the “Shares”) of common stock, $0.01 par value (the “Common Stock”), of Allied Waste Industries, Inc., a Delaware corporation (the “Company”). The number of Shares to be sold by each Selling Stockholder is the number of Shares set forth opposite the name of such Selling Stockholder in Schedule B annexed hereto. The Shares are described in the Prospectus which is referred to below.
          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (File No. 333-135092), including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriter and by dealers in connection with the offering of the Shares, copies of the basic prospectus on file when marketing efforts for the Shares began (the “Basic Prospectus”).
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriter and by dealers in connection with the offering of the Shares.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule C attached hereto.
          “Disclosure Package,” as used herein, means the Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          “Applicable Time,” as used herein, means 5:40 P.M., New York City time, on May 7, 2007.
          Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used herein, “business day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading.
1.	Agreements to Sell and Purchase.
          On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, each of the Selling Stockholders agrees to sell, severally and not jointly, to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder, the number of Shares to be sold by such Selling Stockholder as set forth opposite the name of such Selling Stockholder on Schedule B annexed hereto, at a purchase price of $13.46 per share. The Company is advised that the Underwriter intends (i) to make a public offering of the Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

2.	Delivery and Payment.
          (a) Delivery of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 or such other location as may be mutually acceptable, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.
          (b) Payment of the purchase price for the Shares shall be made to each Selling Stockholder by Federal Funds wire transfer, against delivery of the certificates for the Shares to you through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such delivery and payment shall be made at 9:00 A.M., New York City time, on May 11, 2007 (or at such other time on the same date or such other date as agreed upon by you and the Selling Stockholders in writing or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such delivery and payment are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
3.	Agreements of the Company.
          The Company hereby agrees with the Underwriter and each of the Selling Stockholders as follows:
          (a) To file the Prospectus Supplement pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriter and by dealers in connection with the offering of the Shares.
          (b) To advise the Underwriter promptly and, if requested by the Underwriter, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction designated by the Underwriter pursuant to Section 3(h) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose, and (ii) of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event makes any statement of a material fact made in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus untrue or that requires any additions to or changes in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
          (c) To furnish the Underwriter, and those persons identified by the Underwriter to the Company, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may from time to time reasonably request for the time period specified in Section 3(f); in case the Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act. The Company consents to the use of the Prospectus, and any amendments and supplements thereto required pursuant hereto, by the Underwriter in connection with the offering and sale of the Shares.
          (d) If it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to be declared effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment to the Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules).
          (e) To advise you promptly and, if requested by you, to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.
          (f) During such period as a prospectus is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of the Shares by the Underwriter, (i) to advise you promptly, and if requested by you, to confirm such advice in writing, of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing and (ii) to prepare promptly upon your reasonable request any amendment or supplement to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus which in the reasonable opinion of the counsel for the Underwriter is believed to be necessary under the Act.
          (g) To advise you promptly, during the period referred to in Section 3(f) above, if any event shall occur or condition shall exist as a result of which, it becomes necessary to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus to comply with the Act, and forthwith to prepare and file with the Commission an appropriate amendment or supplement to such Registration Statement, Basic Prospectus, Prospectus or Permitted Free Writing Prospectus so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Registration Statement, Basic Prospectus or Prospectus will comply with applicable law, and to furnish to the Underwriter and such other persons as the Underwriter may designate such number of copies thereof as the Underwriter may reasonably request.
          (h) Prior to the sale of the Shares as contemplated hereby, to cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares for offer and sale to the Underwriter under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request and to continue such registration or qualification in effect so long as required and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the offering and sale of the Shares, in any jurisdiction in which it is not now so subject.
          (i) Subject to Section 3(f) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares.
          (j) If necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act.
          (k) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456 under the Act (without reliance on subsection (b)(1)(i) thereof) and in compliance with Rule 456(r) under the Act.

          (l) To make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period.
          (m) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).
          (n) If requested by you, to furnish to you one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein).
          (o) To the extent not otherwise available on EDGAR (as defined in Regulation S-T), to furnish to you promptly (i) for a period of five years from the date of this Agreement (x) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (y) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and (z) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (ii) for the period referenced in Section 3(f) above, such other information as you may reasonably request regarding the Company or its subsidiaries.
          (p) To comply with Rule 433(g) under the Act.
          (q) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to become effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Underwriter, except for (i) the registration of the offer and sale of the Shares as contemplated by this Agreement, (ii) issuances of Common Stock upon (x) the exercise of outstanding options or warrants or pursuant to existing compensation plans, in each case, as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus and (y) the optional conversion by a holder of Series D senior mandatory convertible preferred stock or 4-1/4% senior subordinated convertible debentures due 2034, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, (iv) issuances of Common Stock to non-employee directors in an aggregate amount not to exceed $1,000,000 for all such issuances pursuant to this clause (iv), so long as such non-employee director shall be restricted from transferring any shares of such Common Stock until the expiration of the 60-day period described in this paragraph, and (v) any issuance of Common Stock in connection with a bona fide acquisition of assets or an entity, in each case, useful in the business of the Company and its subsidiaries, not to exceed $60 million in the aggregate (valued at the time of issuance) for all such issuances pursuant to this clause (v), so long as any transferee or recipient of such shares of Common Stock shall be restricted from transferring any shares of such Common Stock until the expiration of the 60-day period described in this paragraph.
          (r) To use its best efforts to cause the Shares to be listed on the NYSE.
          (s) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
          (t) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or any “free writing prospectus” (within the meaning of Rule 405 of the Act), or use any “prospectus” (within the meaning of the Act) or any “free writing prospectus” (within the meaning of Rule 405 of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus and the Permitted Free Writing Prospectus.
          (u) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the time of purchase and to satisfy all conditions precedent to the delivery of the Shares.
4.	Agreements of the Selling Stockholders.
     Each Selling Stockholder, severally and not jointly, hereby agrees with the Underwriter and the Company as follows:
          (a) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or any “free writing prospectus” (within the meaning of Rule 405 of the Act), or use any “prospectus” (within the meaning of the Act) or any “free writing prospectus” (within the meaning of Rule 405 of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus and the Permitted Free Writing Prospectus.
          (b) To advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any change in the information in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus relating to such Selling Stockholder.

          (c) To pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder; provided that in connection with the payment of New York State stock transfer tax, the Underwriter agrees to make such tax payment on behalf of such Selling Stockholder, and such Selling Stockholder agrees to promptly reimburse the Underwriter for any portion of such tax payment not subsequently rebated to the Underwriter, plus any associated carrying costs thereof (including, but not limited to, any tax liabilities of the Underwriter resulting from such tax payment or the reimbursement thereof by such Selling Stockholder).
          (d) Prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriter a lock-up agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto.
5.	Representations, Warranties and Agreements of the Company.
          As of the date hereof, the Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholders that:
          (a) The Registration Statement has heretofore become effective under the Act; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and, as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are threatened by the Commission.
          (b) The Disclosure Package, as of the Applicable Time did not, and as of the time of purchase will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus, as amended and supplemented, as of the date thereof and as of the time of purchase, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus; and each Permitted Free Writing Prospectus, together with the Prospectus, as of the date thereof did not, and as of the time of purchase will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein. No statement of a material fact included in the Prospectus shall have been omitted from the

Disclosure Package and no statement of a material fact included in the Disclosure Package shall be omitted from the Prospectus.
          (c) The Registration Statement and the Basic Prospectus conform, and the Prospectus Supplement, the Prospectus and any amendments to the Registration Statement, the Basic Prospectus or the Prospectus will conform, in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, as of the Effective Time, and as amended or supplemented as of the time of the filing of any amendment or supplement thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus, as of the time of the filing thereof, and as amended or supplemented as of the time of the filing of any amendment or supplement thereto, did not and will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.
          (d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Basic Prospectus, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriter is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.
          (e) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
          (f) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.
          (g) The entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”), except for (i) Liens described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and (ii) such other Liens which could not reasonably be expected to have a Material Adverse Effect.
          (h) This Agreement has been duly authorized, executed and delivered by the Company.
          (i) The Shares to be sold by the Selling Stockholders have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The capital stock of the Company, including the Shares, will conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.
          (j) Neither the Company nor any of its subsidiaries is (x) in violation of its respective charter or by-laws or (y) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default, in the case of this clause (y), could reasonably be expected to have a Material Adverse Effect.
          (k) The execution, delivery and performance of this Agreement by the Company, compliance by the Company with all provisions hereof, the sale of the Shares to be sold by the Selling Stockholders pursuant hereto and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (other than registration of the Shares under the Act, which has been or will be effected, and except such as may be required under the securities or Blue Sky laws of the various states or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”)), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries, (iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default could reasonably be expected to have a Material Adverse Effect, (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, which violation or conflict could reasonably be expected to have a Material Adverse Effect, (v) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound which Lien could reasonably be expected to have a Material Adverse Effect, or (vi) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization which termination, suspension or revocation could reasonably be expected to have a Material Adverse Effect.
          (l) Except as set forth in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.
          (m) Except as set forth in the Registration Statement, the Basic Prospectus and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. Except as set forth in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or any provisions of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.
          (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
          (o) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.
          (p) The accountants, PricewaterhouseCoopers LLP, who have certified the consolidated financial statements and supporting schedules as of December 31, 2006 and December 31, 2005 and for each of the three years in the period ended December 31, 2006, included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, are independent registered public accountants with respect to the Company, as required by the Act and by the rules of the Public Company Accounting Oversight Board.
          (q) The historical financial statements, together with related schedules and notes forming part of the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in compliance with the requirements of the Act and in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; and the Company and its subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that would result in a Material Adverse Effect, not described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus.
          (r) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          (s) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company.
          (t) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, other than as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not occurred any transaction which is material to the Company and its subsidiaries, taken as a whole, (iii) there has not been any change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, (iv) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company and (v) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.
          (u) The Company has obtained for the benefit of the Underwriter the Lock-Up Agreement, in the form previously agreed upon by the Company and the Underwriter, of each of its officers and stockholders named in Exhibit A-1 hereto.

          (v) The Company and each of its subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned by any of them, free and clear of all Liens, except for (i) Liens disclosed in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus and (ii) such other Liens which could not reasonably be expected to have a Material Adverse Effect; all the material property described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being held under lease by the Company or a subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.
          (w) Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (ii) to the Company’s knowledge after due inquiry, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.
          (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (y) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities; the Company’s independent auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified to the Company’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened that would have a Material Adverse Effect.
          (aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (as defined in Rule 405 of Regulation C of the Act) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
          (bb) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus.
          (cc) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          (dd) To the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus.

          (ee) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
          (ff) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of this Agreement or suspends the sale of the Shares in any jurisdiction referred to in Section 3(h); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the sale of the Shares in any jurisdiction referred to in Section 3(h).
          (gg) The Company and its subsidiaries, and any director or officer of the Company and its subsidiaries in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
          The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 9 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.
6.	Representations, Warranties and Agreements of the Selling Stockholders.
          As of the date hereof, each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter and the Company that:
          (a) Such Selling Stockholder now is and, at the time of purchase will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery of such Shares, will have valid title to such Shares, and upon delivery of and payment for such Shares at the time of purchase, the Underwriter will acquire valid title to such Shares free and clear of any Lien.
          (b) Such Selling Stockholder has and, at the time of purchase will have, full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or Blue Sky laws), to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Stockholder herein.
          (c) This Agreement has been duly executed and delivered by such Selling Stockholder.
          (d) The Registration Statement, as it relates to such Selling Stockholder, as of the Effective Time and as amended or supplemented as of the time of the filing of any amendment or supplement thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus, as it relates to such Selling Stockholder, as of the time of the filing thereof, and as amended or supplemented as of the time of the filing of any amendment or supplement thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as it relates to such Selling Stockholder, as of the Applicable Time did not, and as of the time of purchase will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus, as amended and supplemented, as it relates to such Selling Stockholder, as of the date thereof and as of the time of purchase, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, as it relates to such Selling Stockholder, does not conflict with the information contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus; and each Permitted Free Writing Prospectus, together with the Prospectus and as it relates to such Selling Stockholder, as of the date thereof did not, and as of the time of purchase will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in the specified documents. No statement of a material fact relating to such Selling Stockholder and included in the Prospectus shall have been omitted from the Disclosure Package and no statement of a material fact relating to such Selling Stockholder and included in the Disclosure Package shall be omitted from the Prospectus.
          (e) Neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          (f) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected, (ii) any necessary qualification under the securities or Blue Sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or (iii) under the Conduct Rules of the NASD.

          (g) Neither the execution, delivery and performance of this Agreement nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or bylaws or other organizational instruments of such Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties may be bound or affected, (iii) any federal, state or local law, regulation or rule, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to such Selling Stockholder or any of its properties, except for such breach, violation or default that, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial conditions or results of operations of such Selling Stockholder.
          In addition, any certificate signed by any officer of such Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.
7.	Covenant to Pay Costs.
          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and such Selling Stockholder under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Shares to the Underwriter and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto (including financial statements), including the mailing and delivering of copies thereof to the Underwriter and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriter in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Shares, (vi) all expenses and listing fees in connection with the listing of the Shares on any securities exchange or qualification of the Shares for listing on the

NYSE and any registration thereof under the Exchange Act, (vii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC) and (viii) all other costs and expenses incident to the performance of the obligations of the Company and such Selling Stockholder hereunder for which provision is not otherwise made in this Section, other than the fees, disbursements and expenses of counsel to any Selling Stockholder. It is understood, however, that, except as specifically provided in this Section, and Sections 8 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
8.	Indemnification.
          (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, its officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company becoming effective after the date of this Agreement) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, claim, damage, liability or judgment arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement or (ii) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, claim, damage, liability or judgment arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus.
          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its directors, its officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company becoming effective after the date of this Agreement), as such Registration Statement relates to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make the statements in such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in, the Disclosure Package, any Prospectus, in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, in each case as such document relates to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact in such document in connection with such information concerning such Selling Stockholder, which material fact was not contained in such information and which material fact was required to be stated in such document or was necessary to make the statements in such information, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Stockholder to provide indemnity pursuant to this Section 8(b), or contribution pursuant to Section 8(e), exceed an amount equal to the net amount received by such Selling Stockholder (after deducting any underwriting discounts or commissions but before deducting any other fees or expenses) from the sale of Shares pursuant hereto.
          (c) The Underwriter agrees to indemnify and hold harmless the Company and its directors and officers who have signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the company or such Selling Stockholder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) which, jointly or severally, the Company, such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, claim, damage, liability or judgment arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Disclosure Package, any Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
          (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Section 8(c) and Section 8(a) and/or Section 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm for the Underwriter, its directors, its officers, affiliates and any control persons of the Underwriter shall be designated in writing by the Underwriter; such firm for the

Company, its directors and officers who have signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company; and such firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be obligated to indemnify and hold harmless any indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected without the indemnifying party’s written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.
          (e) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after underwriting discounts and commissions, but before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriter bear to the aggregate public offering price of the Shares, in each case as set forth in this Agreement. The relative fault of the Company, the Selling Stockholders and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriter exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
9.	Conditions of Underwriter’s Obligations.
          The obligations of the Underwriter to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:
          (a) All the representations and warranties of the Company and each of the Selling Stockholders contained in this Agreement shall be true and correct at the time of purchase, with the same force and effect as if made at the time of purchase.
          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act and (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization.
          (c) The Registration Statement shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) of this Agreement and no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

          (d) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (vi) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole; (vii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries; and (viii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(vi), 9(d)(vii) or 9(d)(viii), in your reasonable judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
          (e) You shall have received at the time of purchase a certificate dated the time of purchase and signed by the Chief Financial Officer and the Treasurer of the Company, confirming the matters set forth in Sections 9(a) and 9(b) of this Agreement and stating that (i) they have reviewed the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and (ii) the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the time of purchase.
          (f) You shall have received at the time of purchase a certificate dated the time of purchase and signed by an executive officer of each of the Selling Stockholders, confirming the matters set forth in Section 9(a) of this Agreement with respect to such Selling Stockholder and stating that (i) such officer has reviewed the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case with respect to information pertaining to such Selling Stockholder, and (ii) such Selling Stockholder has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the time of purchase.
          (g) You shall have received at the time of purchase an opinion, including a 10b-5 statement (in each case reasonably satisfactory to you and counsel for the

Underwriter), dated the time of purchase of Latham & Watkins LLP, counsel for the Company, and an opinion (reasonably satisfactory to you and counsel for the Underwriter) of Jo Lynn White, Vice President, Deputy General Counsel and Assistant Secretary of the Company.
          The opinion of Latham & Watkins LLP described in Section 9(g) above shall be rendered to you at the request of the Company and shall so state therein.
          (h) You shall have received at the time of purchase an opinion (reasonably satisfactory to you and counsel for the Underwriter), dated the time of purchase, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Selling Stockholders. You shall also have received (A) an opinion (reasonably satisfactory to you and counsel for the Underwriter) of Cayman Islands counsel for Apollo Overseas Partners IV, L.P. and (B) an opinion (reasonably satisfactory to you and counsel for the Underwriter) of United Kingdom counsel for Apollo (U.K.) Partners III, L.P.
          (i) The Underwriter shall have received at the time of purchase an opinion, dated the time of purchase, of Cravath, Swaine & Moore LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter.
          (j) The Underwriter shall have received, at the time this Agreement is executed and at the time of purchase letters dated, respectively, the date hereof and the time of purchase, in form and substance satisfactory to the Underwriter from PricewaterhouseCoopers LLP, independent registered public accountants, containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to the Underwriter with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
          (k) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase.
          (l) You shall have received signed Lock-up Agreements referred to in Section 4(d) and Section 5(u) hereof.
          (m) On or prior to the date of this Agreement, the NYSE shall have approved the Underwriter’s participation in the distribution of the Shares to be sold by the Selling Stockholders in accordance with Rule 393 of the NYSE.
          (n) The Prospectus Supplement shall be satisfactory in all material respects to the Underwriter and counsel for the Underwriter.
          (o) The Company and each Selling Stockholder shall not have failed, at or prior to the time of purchase, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or any Selling Stockholder at or prior to the time of purchase.

10.	Effectiveness of Agreement and Termination.
          This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.
          The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter if, since the time of the execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus (exclusive of any amendments or supplements thereto) and the Permitted Free Writing Prospectuses, if any, (x) there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and its subsidiaries taken as a whole, which would, in the Underwriter’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectuses and the Prospectus (exclusive of any amendments or supplements thereto) and the Permitted Free Writing Prospectuses, if any, or (y) there shall have occurred: (i) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the Underwriter’s judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares, (ii) the suspension or material limitation of trading in securities or other instruments on the NYSE, (iii) the suspension of trading of any securities of the Company on the NYSE, (iv) the declaration of a banking moratorium by either federal or New York State authorities or (v) any major disruption of settlements of securities or clearance services in the United States.
11.	Notices.
          Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to 18500 North Allied Way, Phoenix, AZ 85054, (480) 627-2700, Attention: Timothy R. Donovan, (ii) if to the Selling Stockholders, c/o Apollo Management, L.P., Two Manhattanville Road, 2nd Floor, Purchase, NY 10577, (914) 694-8000, Attention: Anthony Tortorelli, with a copy to Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, NY 10022, Attention: Rosa A. Testani or (iii) if to the Underwriter, Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, NY 10004, Attention: Registration Department, or in any case to such other address as the person to be notified may have requested in writing.
12.	Survival of Certain Representations and Obligations.
          The respective indemnities, contribution agreements, representations and warranties and agreements of the Company, the Selling Stockholders and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive the delivery of the Shares to be sold by the Selling

Stockholders pursuant hereto, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers, directors or affiliates of the Underwriter, any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholders, the officers who have signed the Registration Statement, directors of the Company or any Selling Stockholder, or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.
          If for any reason the Shares are not delivered by or on behalf of the Selling Stockholders as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and the Selling Stockholders, jointly and severally, agree to reimburse the Underwriter for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company and the Selling Stockholders, jointly and severally, shall be liable for all expenses which they have agreed to pay pursuant to Section 7 hereof. The Company and the Selling Stockholders, jointly and severally, also agree to reimburse the Underwriter and its officers, directors and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all reasonable fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).
13.	Successors and Assigns.
          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriter, the Underwriter’s directors and officers, any controlling persons referred to herein, the directors of the Company and the Selling Stockholders and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.
14.	Governing Law.
          This Agreement shall be governed and construed in accordance with the laws of the State of New York.
15.	Submission to Jurisdiction.
          The Company and the Selling Stockholders each hereby submit to the non-exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York with respect to any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly (a “Claim”), which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consent to personal service with respect thereto. The Company and the Selling Stockholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.
16.	No Fiduciary Relationship.
          The Company and the Selling Stockholders each hereby acknowledge that the Underwriter is acting solely as underwriter in connection with the purchase and sale of the Company’s securities. The Company and the Selling Stockholders each further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter acts or be responsible as a fiduciary to the Company or any Selling Stockholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Company or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Stockholder.
17.	Counterparts.
          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter.

ALLIED WASTE INDUSTRIES, INC.,
By:	/s/ Peter Hathaway
Name: Peter Hathaway
Title: Chief Financial Officer

APOLLO INVESTMENT FUND III, L.P.,
By: Apollo Advisors II, L.P., its general partner

By: Apollo Capital Management II, Inc., its general partner
/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

APOLLO OVERSEAS PARTNERS III, L.P.,
By: Apollo Advisors II, L.P., its managing general partner

By: Apollo Capital Management II, Inc., its general partner
/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]
Signature page to the Underwriting Agreement

APOLLO (U.K.) PARTNERS III, L.P.,
By:	Apollo Advisors II, L.P., its managing general partner

By: Apollo Capital Management II, Inc., its general partner
/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

AIF III/AWI/RR LLC,
By: Apollo Management III, L.P., its manager

By: AIF III Management, LLC, its general partner
/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

APOLLO INVESTMENT FUND IV, L.P.,
By:	Apollo Advisors IV, L.P., its general partner

By: Apollo Capital Management IV, Inc., its general partner
/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]
Signature page to the Underwriting Agreement

APOLLO OVERSEAS PARTNERS IV, L.P.,
By:	Apollo Advisors IV, L.P., its managing general partner

By: Apollo Capital Management IV, Inc., its general partner
/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

APOLLO/AW LLC,
By:	Apollo Management IV, L.P., its manager

By: Apollo Management, L.P., one of its co-general partners

By: Apollo Management GP, LLC, its general partner
/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by the Underwriter.

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
Signature page to the Underwriting Agreement

SCHEDULE A
to the Underwriting Agreement
Underwriter

Number of
Underwriter	Shares
Goldman, Sachs & Co.	32,764,897

SCHEDULE B
to the Underwriting Agreement
Selling Stockholders

Number of
Selling Stockholders	Shares to be Sold
Apollo Investment Fund III, L.P.	12,685,315
Apollo Overseas Partners III, L.P.	833,180
Apollo (U.K.) Partners III, L.P.	515,943
AIF III/AWI/RR LLC	12,614
Apollo Investment Fund IV, L.P.	15,644,540
Apollo Overseas Partners IV, L.P.	871,206
Apollo/AW LLC	2,202,099
Total	32,764,897

SCHEDULE C
to the Underwriting Agreement
Permitted Free Writing Prospectuses
Issuer Free Writing Prospectus, filed with the Securities and Exchange Commission pursuant to Rule 433 of the Securities Act of 1933 on May 7, 2007

SCHEDULE D
to the Underwriting Agreement
Subsidiaries
3003304 Nova Scotia Company
572060 B.C. Ltd.
Abilene Landfill TX, LP
Action Disposal, Inc.
Adrian Landfill, Inc.
Ada County Development Company, Inc.
ADS of Illinois, Inc.
ADS, Inc.
Agri-tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviroengineering, Inc.
Allied Gas Recovery Systems, L.L.C.
Allied Green Power, Inc.
Allied Nova Scotia, Inc.
Allied Receivables Funding Incorporated
Allied Services, LLC
Allied Transfer Systems of New Jersey, LLC
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Employee Relief Fund
Allied Waste Environmental Management Group, LLC
Allied Waste Hauling of Georgia, Inc.
Allied Waste Holdings (Canada) Ltd.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste Niagara Falls Landfill, LLC
Allied Waste North America, Inc.
Allied Waste North America, Inc. Employees for Better Government PAC
Allied Waste of California, Inc.
Allied Waste of Long Island, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste of New Jersey-New York, LLC
Allied Waste Recycling Services of New Hampshire, LLC
Allied Waste Rural Sanitation, Inc.
Allied Waste Services of Massachusetts, LLC
Allied Waste Services of North America, LLC
Allied Waste Services of Page, Inc.
Allied Waste Services of Stillwater, Inc.
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems Holdings, Inc.
Allied Waste Systems of Arizona, LLC
Allied Waste Systems of Colorado, LLC
Allied Waste Systems of Indiana, LLC
Allied Waste Systems of Michigan, LLC
Allied Waste Systems of Montana, LLC
Allied Waste Systems of New Jersey, LLC
Allied Waste Systems of North Carolina, LLC
Allied Waste Systems of Pennsylvania, LLC
Allied Waste Systems, Inc.
Allied Waste Transfer Services of Arizona, LLC
Allied Waste Transfer Services of California, LLC
Allied Waste Transfer Services of Florida, LLC
Allied Waste Transfer Services of Iowa, LLC
Allied Waste Transfer Services of Lima, LLC
Allied Waste Transfer Services of New York, LLC
Allied Waste Transfer Services of North Carolina, LLC
Allied Waste Transfer Services of Oregon, LLC
Allied Waste Transfer Services of Rhode Island, LLC
Allied Waste Transfer Services of Utah, Inc.
Allied Waste Transportation, Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of Missouri, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Services, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Apache Junction Landfill Corporation

Arbor Hills Holdings, LLC
Area Disposal Inc.
Atlantic Waste Holding Company, Inc.
Attwoods Holdings GmbH
Attwoods of North America, Inc.
Attwoods Umweltschutz GmbH
Autauga County Landfill, LLC
Automated Modular Systems, Inc.
Autoshred, Inc.
AWIN Leasing Company, Inc.
AWIN Leasing II, LLC
AWIN Management, Inc.
BBCO, Inc.
Belleville Landfill, Inc.
Benson Valley Landfill General Partnership
Benton County Development Company
BFGSI Series 1997-A Trust
BFGSI, L.L.C.
BFI Argentina, S.A.
BFI Atlantic GmbH i. L.
BFI Atlantic, Inc.
BFI Elliott Landfill TX, LP
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Boston, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of Plymouth, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI Energy Systems of Southeastern Connecticut, Limited Partnership
BFI International, Inc.
BFI of Ponce, Inc.
BFI REF-FUEL, INC.
BFI Services Group, Inc.
BFI Trans River (GP), Inc.
BFI Trans River (LP), Inc.
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of DC, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of New Jersey, Inc.
BFI Transfer Systems of Pennsylvania, LLC
BFI Transfer Systems of Texas, LP
BFI Transfer Systems of Virginia, LLC
BFI Waste Services of Indiana, LP
BFI Waste Services of Pennsylvania, LLC
BFI Waste Services of Tennessee, LLC
BFI Waste Services of Texas, LP
BFI Waste Services, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Arkansas, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Indiana, LP
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of Mississippi, LLC
BFI Waste Systems of Missouri, LLC
BFI Waste Systems of New Jersey, Inc.
BFI Waste Systems of North America, Inc.
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of South Carolina, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Virginia, LLC
Bio-Med of Oregon, Inc.
Blue Ridge Landfill General Partnership
Blue Ridge Landfill TX, LP
Bond County Landfill, Inc.
Borrego Landfill, Inc.
Borrow Pit Corp.
Brenham Total Roll-Offs, LP
Brickyard Disposal & Recycling, Inc.
Bridgeton Landfill, LLC
Bridgeton Transfer Station, LLC
Browning-Ferris Energy Inc.
Browning-Ferris Financial Services, Inc.
Browning-Ferris Industries Argentina, S.A.
Browning-Ferris Industries Asia Pacific, Inc.
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries de Mexico, S.A. de C.V.
Browning-Ferris Industries Europe, Inc.
Browning-Ferris Industries, LLC
Browning-Ferris Industries, Ltd.
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Puerto Rico, Inc.

Browning-Ferris Industries of Tennessee, Inc.
Browning-Ferris Industries, Inc. (MA)
Browning Ferris Quebec Inc.
Browning-Ferris Services, Inc.
Browning-Ferris, Inc.
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Bunting Trash Service, Inc.
Butler County Landfill, LLC
C & C Expanded Sanitary Landfill, LLC
Cactus Waste Systems, LLC
Camelot Landfill TX, LP
Capitol Recycling and Disposal, Inc.
Carbon Limestone Landfill, LLC
CC Landfill, Inc.
CECOS International, Inc.
Celina Landfill, Inc.
Central Arizona Transfer, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champlin Refuse, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Chilton Landfill, LLC
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Clinton County Landfill Partnership
Cocopah Landfill, Inc.
Commercial Reassurance Limited
Congress Development Co.
Consolidated Processing, Inc.
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.
County Disposal, Inc.
County Environmental Landfill, LLC
County Land Development Landfill, LLC
County Landfill, Inc.
County Line Landfill Partnership
Courtney Ridge Landfill, LLC
Crescent Acres Landfill, LLC
Crow Landfill TX, L.P.
Cumberland County Development Company, LLC
D & L Disposal L.L.C.
Dallas Disposal Co.
Delta Container Corporation
Delta Dade Recycling Corp.
Delta Paper Stock, Co.
Delta Resources Corp.
Delta Site Development Corp.
Delta Waste Corp.
Dempsey Waste Systems II, Inc.
Denver RL North, Inc.
Desarrollo del Rancho La Gloria TX, LP
Dinverno, Inc.
DTC Management, Inc.
E Leasing Company, LLC
Eagle Industries Leasing, Inc.
Eastern Disposal, Inc.
ECDC Environmental of Humboldt County, Inc.
ECDC Environmental, L.C.
ECDC Holdings, Inc.
EcoSort, L.L.C.
El Centro Landfill, L.P.
Elder Creek Transfer & Recovery, Inc.
Ellis County Landfill TX L.P.
Ellis Scott Landfill MO, LLC
Environmental Development Corp. (DE)
Environmental Development Corp. (P.R.)
Environmental Reclamation Company
Environtech, Inc.
Envotech-Illinois, L.L.C.
Evergreen National Indemnity Company
Evergreen Scavenger Service, Inc.
Evergreen Scavenger Service, L.L.C.
F. P. McNamara Rubbish Removal, Inc.
Flint Hill Road, LLC
Foothills Sanitary Landfill, Inc.
Forest View Landfill, LLC
Fort Worth Landfill TX, LP
Forward, Inc.
Fred Barbara Trucking Co., Inc.
Frontier Waste Services (Colorado), LLC
Frontier Waste Services (Utah), LLC
Frontier Waste Services of Louisiana, L.L.C.
Frontier Waste Services, L.P.
G. Van Dyken Disposal Inc.
Galveston County Landfill TX, LP
Gateway Landfill, LLC
GEK, Inc.
General Refuse Rolloff Corp.
General Refuse Service of Ohio, LLC
Georgia Recycling Services, Inc.
Giles Road Landfill TX, LP
Global Indemnity Assurance Company

Golden Triangle Landfill TX, LP
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Services, Inc.
Great Plains Landfill OK, LLC
Green Valley Landfill General Partnership
Greenridge Reclamation, LLC
Greenridge Waste Services, LLC
Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
Gulfcoast Waste Service, Inc.
H Leasing Company, LLC
Hancock County Development Company, LLC
Harland’s Sanitary Landfill, Inc.
Harrison County Landfill, LLC
Illiana Disposal Partnership
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Illinois Valley Recycling, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Island Waste Services Ltd.
Itasca Landfill TX, LP
Jackson County Landfill, LLC
Jasper County Development Company Partnership
Jefferson City Landfill, LLC
Jefferson Parish Development Company, LLC
Jetter Disposal, Inc.
Kankakee Quarry, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
Kent-Meridian Disposal Company
Kerrville Landfill TX, LP
Key Waste Indiana Partnership
La Cañada Disposal Company, Inc.
Lake County C & D Development Partnership
Lake Norman Landfill, Inc.
LandComp Corporation
Lathrop Sunrise Sanitation Corporation
Lee County Landfill SC, LLC
Lee County Landfill, Inc.
Lemons Landfill, LLC
Lewisville Landfill TX, LP
Liberty Waste Holdings, Inc.
Liberty Waste Services Limited , L.L.C.
Liberty Waste Services of Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.
Little Creek Landing, LLC
Local Sanitation of Rowan County, L.L.C.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Lorain County Landfill, LLC
Louis Pinto & Son, Inc., Sanitation Contractors
Lucas County Land Development, Inc.
Lucas County Landfill, LLC
Madison County Development, LLC
Manumit of Florida, Inc.
Marion Resource Recovery Facility, LLC
Mars Road TX, LP
McCarty Road Landfill TX, LP
McInnis Waste Systems, Inc.
Menands Environmental Solutions, LLC
Mesa Disposal, Inc.
Mesquite Landfill TX, LP
Mexia Landfill TX, LP
Midway Development Company, Inc.
Minneapolis Refuse, Inc.
Mirror Nova Scotia Limited
Mississippi Waste Paper Company
Missouri City Landfill, LLC
Moorhead Landfill General Partnership
Mountain Home Disposal, Inc.
N Leasing Company, LLC
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
New Morgan Landfill Company, Inc.
New York Waste Services, LLC
Newco Waste Systems of New Jersey, Inc.
Newton County Landfill Partnership
Noble Road Landfill, Inc.
Northeast Landfill, LLC
Northlake Transfer, Inc.
Oakland Heights Development, Inc.
Obscurity Land Development, LLC
Oklahoma City Landfill, L.L.C.
Omega Holdings Gmbh
Oscar’s Collection System of Fremont, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Packerton Land Company, L.L.C.
Palomar Transfer Station, Inc.
Panama Road Landfill, TX, L.P.
Peltier Real Estate Company

Pinal County Landfill Corp.
Pine Bend Holdings, LLC
Pinecrest Landfill OK, LLC
Pine Hill Farms Landfill TX, LP
Pittsburg County Landfill, Inc.
Pleasant Oaks Landfill TX, LP
Polk County Landfill, LLC
Portable Storage Co.
Port Clinton Landfill, Inc.
Preble County Landfill, Inc.
Price & Sons Recycling Company
Prince George’s County Landfill, LLC
RC Miller Enterprises, Inc.
RC Miller Refuse Service, Inc.
Rabanco Companies
Rabanco Recycling, Inc.
Rabanco, Ltd.
Ramona Landfill, Inc.
RCS, Inc.
Ref-Fuel Canada Ltd.
Regional Disposal Company
Resource Recovery, Inc.
Rio Grande Valley Landfill TX, LP
Risk Services, Inc.
Rock Road Industries, Inc.
Roosevelt Associates
Ross Bros. Waste & Recycling Co.
Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
Royal Oaks Landfill TX, LP
S & S Recycling, Inc.
S Leasing Company, LLC
Saguaro National Captive Insurance Company
Saline County Landfill, Inc.
San Diego Landfill Systems, LLC
San Marcos NCRRF, Inc.
Sand Valley Holdings, L.L.C.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
Sauk Trail Development, Inc.
Show-Me Landfill, LLC
Shred — All Recycling Systems, Inc.
Source Recycling, Inc.
South Central Texas Land Co. TX, LP
Southeast Landfill, LLC
Southwest Landfill TX, LP
Springfield Environmental General Partnership
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
St. Bernard Parish Development Company, LLC
St. Joseph Landfill, LLC
Streator Area Landfill, Inc.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal Service, Inc.
Sunset Disposal, Inc.
Sycamore Landfill, Inc.
Tate’s Transfer Systems, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
Tessman Road Landfill TX, LP
The Ecology Group, Inc.
Thomas Disposal Service, Inc.
Tippecanoe County Waste Services Partnership
Tom Luciano’s Disposal Service, Inc.
Total Roll-Offs, L.L.C.
Total Solid Waste Recyclers, Inc.
Tricil (N.Y.), Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Turkey Creek Landfill TX, LP
United Disposal Service, Inc.
Upper Rock Island County Landfill, Inc.
Valley Landfills, Inc.
VHG, Inc.
Victoria Landfill TX, LP
Vining Disposal Service, Inc.
Warner Hill Development Company
Warrick County Development Company
Williams County Landfill Inc.
Wasatch Regional Landfill, Inc.
Waste Control Systems, Inc.
Waste Services of New York, Inc.
Wastehaul, Inc.
Wayne County Land Development, LLC
Wayne County Landfill IL, Inc.
WDTR, Inc.
Webster Parish Landfill, L.L.C.
Whispering Pines Landfill TX, LP
Willamette Resources, Inc.
Williams County Landfill, Inc.
Willow Ridge Landfill, LLC
WJR Environmental, Inc.
Woodlake Sanitary Service, Inc.

EXHIBIT A
to the Underwriting Agreement
Form of Lock-Up Letter Agreement
May 7, 2007
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     This Lock-Up Letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement") to be entered into by Allied Waste Industries, Inc., a Delaware corporation (the “Company"), the Selling Stockholders named therein and Goldman, Sachs & Co., as the underwriter named therein (the “Underwriter"), with respect to the public offering of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Offering”).
     In order to induce the Underwriter to enter into the Underwriting Agreement, the undersigned agrees that for a period of 60 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of the Underwriter, (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of, any announcement relating to or sale to the Underwriter of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter, to be bound by the terms of this Lock-Up Letter, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter [,] [and] (d) pledges to financial institutions as collateral and foreclosures of such pledges, provided that such transferees or pledgees (including a pledgee after the pledge has been foreclosed), as applicable, agrees in writing with the Underwriter, to be bound by the terms of this Lock-Up Letter[,] [and (e) dispositions pursuant to a written trading plan established prior to the date hereof pursuant to Rule 10b5-1 issued under the Exchange Act[,]1 [and [(e)] [(f)] dispositions pursuant to a written trading plan established after the date hereof pursuant to Rule 10b5-1 issued under the Exchange Act; provided, that the proceeds received from dispositions pursuant to this clause [(e)] [(f)] are used to cover tax liabilities related to shares of common stock which vest after the date hereof and shall be limited to no more than 10% of the shares of common stock which vest after the date hereof]2.
     Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Shares by any Selling Stockholder to the Underwriter pursuant to the Underwriting Agreement.
     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the SEC with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), the provisions of this Lock-Up Letter shall be terminated and the undersigned shall be released from its obligations hereunder.
[Signature page follows.]

[1]	[To be included in lock-up of Peter S. Hathaway]

[2]	[To be included in lock-up of Peter S. Hathaway]

Yours very truly,

Name:

EXHIBIT A-1
to the Underwriting Agreement
Officers and Stockholders
Subject to the Lock-Up Letter Agreement
Chief Executive Officer
•	John J. Zillmer
Chief Financial Officer
•	Peter S. Hathaway
Stockholders
•	Apollo Investment Fund III, L.P.

•	Apollo Overseas Partners III, L.P.

•	Apollo Overseas Partners IV, L.P.

•	Apollo (U.K.) Partners III, L.P.

•	Apollo Investment Fund IV, L.P.

•	AIF III/AWI/RR LLC

•	Apollo/AW LLC

•	Blackstone Capital Partners II Merchant Banking Fund L.P.

•	Blackstone Capital Partners III Merchant Banking Fund L.P.

•	Blackstone Offshore Capital Partners II L.P.

•	Blackstone Offshore Capital Partners III L.P.

•	Blackstone Family Investment Partnership II L.P.

•	Blackstone Family Investment Partnership III L.P.